EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form 10 of Atlas Financial Holdings, Inc of our reports dated March 26, 2012 with respect to the consolidated financial statements and financial statement schedules listed on Item 15 of the Company's Form 10-K, of Atlas Financial Holdings, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Johnson Lambert & Co. LLP Arlington Heights, Illinois
March 26, 2012